UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
November 15, 2012

PETROQUEST ENERGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State of Incorporation) 400 E. Kaliste Saloom Rd., Suite 6000 Lafayette, Louisiana (Address of principal executive offices)	72-1440714 (I.R.S. Employer Identification No.) 70508 (Zip code)

Commission File Number: 001-32681

Registrant’s telephone number, including area code: (337) 232-7028

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 12, 2012, the Board of Directors (the “Board”) of PetroQuest Energy, Inc. (the “Company”), based upon the recommendation of the Compensation Committee of the Board (the “Committee”), approved the PetroQuest Energy, Inc. Long-Term Cash Incentive Plan (the “Cash Incentive Plan”), which will be administered by the Committee. Under the Cash Incentive Plan, the Committee may grant the following types of awards to the Company’s employees, consultants and outside directors, each of which is paid solely in cash: restricted stock units, stock appreciation rights, phantom stock and other stock-based awards. The Company believes that the Cash Incentive Plan will enable it to obtain and retain the services of employees, consultants and outside directors by encouraging their commitment, motivating their superior performance by means of long-term performance related incentives, encouraging and providing them with a program that links and aligns their personal interests to those of the Company’s stockholders, attracting and retaining them by providing competitive incentive compensation opportunities, and enabling them to share in the long-term growth and success of the Company. The foregoing description of the Cash Incentive Plan is qualified in its entirety by reference to the Cash Incentive Plan, which is incorporated herein by reference and is attached hereto as Exhibit 10.1.

On November 12, 2012, the Committee granted restricted stock units (“RSUs”) to the Company’s named executive officers pursuant to an Award Notice of Restricted Stock Units (the “Award Notice”) under the Cash Incentive Plan as follows:

Restricted Stock Units
Charles T. Goodson Chief Executive Officer and President	187,500
W. Todd Zehnder Chief Operating Officer	112,500
J. Bond Clement Executive Vice President, Chief Financial Officer and Treasurer	86,250
Daniel G. Fournerat Executive Vice President, General Counsel, Chief Administrative Officer and Secretary	92,500
Mark K. Stover Executive Vice President - Exploration and Development	88,750

The RSUs will vest ratably on the first, second and third anniversaries of the grant date so long as the grantee is continuously employed by the Company. In addition, the RSUs will be 100% vested upon any one of the following events: termination of the grantee’s employment with the Company due to Retirement (as defined in the Cash Incentive Plan), death or Disability (as defined in the Cash Incentive Plan), or termination of the grantee’s employment with the Company without Cause (as defined in the Cash Incentive Plan) within two years after a Change in Control (as defined in the Cash Incentive Plan). The cash amount payable to a grantee will be equal to the number of

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RSUs that are vested multiplied by the Fair Market Value (as defined in the Cash Incentive Plan) of a share of the Company’s common stock on the applicable vesting date. The foregoing description of the Award Notice is qualified in its entirety by reference to the Award Notice, which is incorporated herein by reference and is attached hereto as Exhibit 10.2.

On November 12, 2012, the Committee also granted shares of the Company’s restricted common stock to the Company’s named executive officers pursuant to a Restricted Stock Agreement under the PetroQuest Energy, Inc. 1998 Incentive Plan, as amended and restated effective May 14, 2008 (the “1998 Incentive Plan”), as follows:

Restricted Stock
Charles T. Goodson Chief Executive Officer and President	100,962
W. Todd Zehnder Chief Operating Officer	60,577
J. Bond Clement Executive Vice President, Chief Financial Officer and Treasurer	46,442
Daniel G. Fournerat Executive Vice President, General Counsel, Chief Administrative Officer and Secretary	49,808
Mark K. Stover Executive Vice President - Exploration and Development	47,788

The shares of the Company’s restricted common stock will vest ratably on the first, second and third anniversaries of the grant date so long as the grantee is continuously employed by the Company. In addition, the shares of the Company’s restricted common stock will be 100% vested upon the occurrence of any one of the following events: a Change in Control of the Company (as defined in the 1998 Incentive Plan) termination of the grantee’s employment with the Company due to Retirement (as defined in the 1998 Incentive Plan), Disability (as defined in the 1998 Incentive Plan) or death. The foregoing description of the Restricted Stock Agreement is qualified in its entirety by reference to the Restricted Stock Agreement, which is incorporated herein by reference and is attached hereto as Exhibit 10.4.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

10.1.    PetroQuest Energy, Inc. Long-Term Cash Incentive Plan.

10.2    Form of Award Notice of Restricted Stock Units – Employees.

10.3    Form of Award Notice of Restricted Stock Units – Outside Director/Consultant.

10.4    Form of Restricted Stock Agreement – Executive Officers

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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 15, 2012
PETROQUEST ENERGY, INC.

/s/ Daniel G. Fournerat
Daniel G. Fournerat
Executive Vice President, General
Counsel and Secretary

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